Skydeck Acquisition Corp. will redeem its Public Shares and will not consummate an initial business combination

Providence, Rhode Island, April 21, 2023 – Skydeck Acquisition Corp. (the “Company”) (Nasdaq: SKYA), a special purpose acquisition company, today announced that it will redeem all of its outstanding Class A ordinary shares included as part of the units (the “Public Shares”), effective as of the close of business on May 21, 2023, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”).

As stated in the Company’s Articles and in the Company’s registration statement on Form S-1 (Registration No. 333-254347), initially filed with the United States Securities and Exchange Commission (the “Commission”) on March 16, 2021, if the Company is unable to complete an initial business combination within 24 months of the Company’s initial public offering, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members' rights as Members (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company's remaining Members and the Directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors, and in all cases subject to the other requirements of applicable law.

The per-share redemption price for the Public Shares will be approximately $10.27 (the “Redemption Amount”). The balance of the Trust Account as of April 21, 2023 was approximately $227,813,022.32, which includes approximately $27,813,022.32 in interest and dividend income (excess of cash over $200,000,000, the funds deposited into the Trust Account). In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Trust Account to pay dissolution expenses.

As of the close of business on May 21, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the Public Shares upon delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has waived its redemption rights with respect to the outstanding founder shares and private placement warrants. After May 21, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company will file a Form 25 with the Commission in order to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of the Company’s securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements, the Company’s cash position and cash held in the Trust Account and any proposed remediation measures with respect to identified material weaknesses. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contact

Freddy Flaxman

Chief Operating Officer

(650) 516-6431

freddy@skyacq.com

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